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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements on Form S-8 listed below of RMI Titanium Company of our report dated January 31, 1994, appearing on page 17 of this Annual Report on Form 10-K

File No. 33-38247 Relating to RMI 1989 Employee Restricted Stock Award Plan

File No. 33-36248 Relating to RMI 1989 Stock Option Incentive Plan

File No. 33-38340 Relating to RMI Bargaining Unit Employees Savings and Investment Plan

File No. 33-38339 Relating to RMI Employee Savings and Investment Plan.

PRICE WATERHOUSE
Pittsburgh, Pennsylvania
March 2, 1994